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                             ACTIVE ASSETS TAX-FREE TRUST

     Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(16) The Trust's current yield for the seven days ending
     June 30, 1998

     (A-B)   x   365/N

      (1.000587 -1)  x  365/7      =    3.06%

     The Trust's effective annualized yield for the seven days ending June 30, 1998

              365/N
     A                  - 1

              365/7
     1.000587           - 1        =    3.11%

     A = Value of a share of the Trust at end of period & 7 days of daily rates.
     B =  Value of  a share of the Trust at beginning of period.
     N =  Number of days in the  period.


CALCULATION                        Tax equivalent Yield  = 5.07% Based on a tax
                                                             = bracket of 39.6%
(1.000587 -1)  x  365/7
      =           3.06%

((1.000587)  ^ 52.142857141-1)
      =           3.11%

TAX  BRACKET :   39.6%

FORMULA (CURRENT 7 DAY YIELD / 1-.396)
CURRENT 7 DAY  YIELD : 3.06%
3.06%/0.604
      =           5.07%